UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
June 3, 2015
Date of Report (Date of earliest event reported)

AGENUS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

781-674-4400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other events

Agenus Inc. announced today that that Merck, known as MSD outside the United States and Canada, through a subsidiary, has extended its collaborative research term under its existing collaboration and license agreement with Agenus, for the discovery and development of therapeutic antibodies to Merck proprietary immune checkpoints for the treatment of cancer. Under the terms of the original agreement, Agenus will discover and optimize fully human antibodies against two undisclosed Merck checkpoint targets using the Retrocyte Display™ platform. Merck will be responsible for the further development and commercialization of candidates generated under the collaboration.  The discovery phase has been extended to April 2016.  As previously disclosed, under the terms of the agreement, Agenus is eligible to receive approximately $100 million in milestone payments as well as royalties on worldwide product sales.

The full text of the press release issued in connection with the announcement is being filed as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

99.1     Press Release dated June 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENUS INC.

Date: June 3, 2015	By:	/s/ Garo H. Armen

Garo H. Armen
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated June 3, 2015